EXHIBIT 31.3

CERTIFICATIONS

I, Edwin F. Weidig III, certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A for the three months ended June 30, 2012 of NeoGenomics, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

August 15, 2012	/s/ Edwin F. Weidig III
Edwin F. Weidig III
Director of Finance and Principal Accounting Officer

7